S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2009 (Dollars in thousands, except per share data)					Page 1 of 3
	2008				2009
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Interest Income	$50,458	$50,433	$57,416	$57,811	$50,424
Interest Expense	19,909	16,791	18,245	17,226	14,279
Net Interest Income	30,549	33,642	39,171	40,585	36,145
Taxable Equivalent Adjustment	1,148	1,227	1,385	1,388	1,334
Net Interest Income (FTE)	31,697	34,869	40,556	41,973	37,479

Provision For Loan Losses	1,279	(118)	6,156	5,561	21,389
Net Interest Income After Provisions (FTE)	30,418	34,987	34,400	36,412	16,090

Security Gains (Losses), Net	611	(1,829)	(341)	(92)	(1,246)

Service Charges and Fees	2,402	2,754	3,599	3,567	3,056
Wealth Management	1,862	1,907	2,118	2,081	1,743
Insurance	1,997	2,042	2,073	1,984	1,862
Other	2,638	3,100	2,811	2,168	3,601

Total Noninterest Income	8,899	9,803	10,601	9,800	10,262

Salaries and Employee Benefits	10,060	10,514	11,725	10,409	11,655
Occupancy and Equip. Expense, Net	2,660	2,636	2,761	2,838	3,082
Data Processing Expense	1,071	1,668	1,365	1,384	1,468
FDIC Expense	75	74	131	129	1,941
Other	4,089	7,492	6,358	6,363	7,292

Total Noninterest Expense	17,955	22,384	22,340	21,123	25,438

Income (Loss) Before Taxes	21,973	20,577	22,320	24,997	(332)
Taxable Equivalent Adjustment	1,148	1,227	1,385	1,388	1,334
Applicable Income Taxes	5,969	5,489	5,249	7,809	176

Net Income (Loss)	14,856	13,861	15,686	15,800	(1,842)
Preferred Stock Dividends	-	-	-	-	1,283
Net Income (Loss) Available to Common Shareholders	$14,856	$13,861	$15,686	$15,800	($3,125)

Per Common Share Data:
Shares Outstanding at End of Period	24,615,136	27,408,633	27,588,510	27,632,928	27,637,317
Average Shares Outstanding - Diluted	24,680,484	25,503,920	27,602,216	27,722,550	27,637,292
Net Income (Loss) - Diluted	$0.60	$0.54	$0.57	$0.57	($0.11)
Dividends Declared	$0.31	$0.31	$0.31	$0.31	$0.31
Common Book Value (6)	$14.18	$16.00	$16.34	$16.24	$16.01
Tangible Common Book Value (5)	$12.04	$9.52	$9.97	$9.90	$9.68
Market Value	$32.17	$29.06	$36.83	$35.50	$21.21

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2009 (Dollars in thousands)					Page 2 of 3
	2008				2009
Asset Quality Data	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Nonaccrual Loans and Nonperforming Loans	$23,212	$15,959	$32,793	$42,466	$92,047
Assets Acquired Through Foreclosure or Repossession	630	1,884	1,111	851	1,452
Nonperforming Assets	23,842	17,843	33,904	43,317	93,499
Allowance for Loan Losses	35,717	38,796	43,235	42,689	59,847
Nonperforming Loans / Loans	0.81%	0.46%	0.92%	1.19%	2.62%
Allowance for Loan Losses / Loans	1.25%	1.12%	1.21%	1.20%	1.70%
Allowance for Loan Losses /Nonperforming Loans	154%	243%	132%	101%	65%
Net Loan Charge-offs (Recoveries)	(94)	2,224	1,717	6,107	4,231
Net Loan Charge-offs (Recoveries) (annualized)/Average Loans	-0.01%	0.29%	0.20%	0.68%	0.49%

Balance Sheet (Period-End)

Assets	$3,463,806	$4,353,568	$4,461,085	$4,438,368	$4,314,540
Earning Assets	3,212,919	3,934,187	4,075,431	4,044,970	3,948,774
Securities	362,053	466,524	496,844	476,255	429,919
Loans, Gross	2,850,866	3,467,663	3,578,587	3,568,716	3,518,855
Total Deposits	2,605,187	3,114,560	3,131,882	3,228,416	3,244,197
Non-Interest Bearing Deposits	471,040	593,339	600,246	600,282	625,325
NOW, Money Market & Savings	1,203,833	1,325,755	1,280,816	1,334,324	1,264,407
CD's $100,000 and over	250,489	329,087	353,167	377,748	386,441
Other Time Deposits	679,825	866,379	897,653	916,062	968,024
Short-term borrowings	211,391	472,045	552,505	421,894	225,898
Long-term Debt	246,403	281,163	280,921	270,950	232,282
Shareholders' Equity	349,073	438,499	450,717	448,694	547,276

Balance Sheet (Daily Averages)

Assets	$3,407,665	$3,701,389	$4,346,481	$4,419,465	$4,360,166
Earning Assets	3,198,279	3,434,268	3,961,327	4,042,118	3,980,258
Securities	369,400	386,243	472,293	490,754	445,150
Loans, Gross	2,828,762	3,048,024	3,488,843	3,551,179	3,534,064
Deposits	2,579,321	2,712,198	3,086,428	3,205,711	3,251,587
Shareholders' Equity	345,939	377,160	447,941	458,600	542,240

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2009 (Dollars in thousands, except per share data)					Page 3 of 3
	2008				2009
Profitability Ratios (annualized)	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Return on Average Assets	1.75%	1.51%	1.44%	1.42%	-0.29%
Return on Average Tangible Common Assets (5)	1.78%	1.54%	1.50%	1.48%	-0.30%
Return on Average Shareholders' Equity	17.27%	14.78%	13.93%	13.71%	-2.34%
Return on Average Tangible Common Equity (5)	20.37%	19.17%	22.95%	22.19%	-4.53%
Yield on Earning Assets (FTE)	6.49%	6.05%	5.92%	5.83%	5.27%
Cost of Interest Bearing Funds	3.10%	2.43%	2.23%	2.06%	1.82%
Net Interest Margin (FTE)(4)	3.99%	4.08%	4.07%	4.13%	3.82%
Efficiency Ratio (FTE)(1)	44.23%	50.11%	43.67%	40.80%	53.28%

Capitalization Ratios

Dividends Paid to Net Income	51.23%	55.05%	54.17%	54.13%	-273.87%
Shareholders' Equity to Assets (Period End)	10.08%	10.07%	10.10%	10.11%	12.68%
Leverage Ratio (2)	9.28%	8.05%	7.15%	7.30%	9.73%
Risk Based Capital - Tier I (3)	10.29%	7.99%	8.23%	8.65%	11.58%
Risk Based Capital - Tier II (3)	12.46%	11.12%	11.40%	11.82%	14.82%
Tangible Common Equity/Tangible Assets (5)	8.69%	6.25%	6.42%	6.41%	6.46%

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter-to-date average earning assets.
(5) Excludes goodwill, other intangible assets and preferred stock from the calculation.
(6) Excludes preferred stock from the calculation.